Sheet1

Merrill Lynch Ready Assests Trust
File Number: 811-2556
CIK Number: 065109
For the Period Ending: 06/30/2000

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Money Markets Incorporated, for the six months ended June 30, 2000.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

02/25/00	$25,000	Bayerische Landesbank	5.00%	03/27/01
06/27/00	25,000	Royal Bank of Canada	6.62	07/06/01
01/03/00	20,000	Amsterdam Funding Corp	5.75	03/16/00
01/18/00	25,000	Amsterdam Funding Corp	5.86	04/19/00
01/31/00	25,000	Amsterdam Funding Corp	5.88	05/03/00
05/30/00	32,120	Apreco, Inc.	6.62	07/25/00
06/09/00	9,750	Apreco, Inc.	6.59	08/15/00
03/17/00	20,819	Countrywide Home Loans	5.77	03/20/00
04/18/00	18,000	Countrywide Home Loans	6.02	04/19/00
01/03/00	30,000	Edison Asset Securitiz	5.94	03/22/00
01/04/00	20,000	Edison Asset Securitiz	5.94	03/22/00
02/24/00	30,000	Edison Asset Securitiz	5.96	06/14/00
06/16/00	25,000	Edison Asset Securitiz	6.57	08/10/00
01/26/00	10,142	Enterprise Funding CP	5.86	04/20/00
02/28/00	15,450	France Telecom	5.96	05/30/00
02/14/00	19,000	GTE Corporation	5.82	03/21/00
01/19/00	9,025	Grand Funding Corp	5.86	04/18/00
01/26/00	36,790	Kitty Hawk Funding Corp	5.85	04/26/00
01/26/00	25,000	Kitty Hawk Funding Corp	5.85	04/25/00
05/17/00	72,617	Kitty Hawk Funding Corp	6.09	05/25/00
06/05/00	25,000	Kitty Hawk Funding Corp	6.56	07/21/00
06/05/00	25,000	Kitty Hawk Funding Corp	6.56	07/27/00
02/25/00	25,295	Old Line Funding Corp.	5.95	05/05/00
02/28/00	20,000	Old Line Funding Corp.	5.95	05/23/00
01/21/00	7,212	Tulip Funding Corp.	5.90	04/19/00
01/04/00	25,000	Windmill Funding Corp.	5.86	04/05/00
01/06/00	30,000	Windmill Funding Corp.	5.84	04/06/00
01/07/00	20,000	Windmill Funding Corp.	5.86	04/13/00
01/13/00	25,000	Windmill Funding Corp.	5.87	04/20/00
02/24/00	30,000	Windmill Funding Corp.	5.95	05/24/00
06/19/00	25,000	Windmill Funding Corp.	6.58	08/18/00
06/05/00	50,000	Royal Bank of Canada	5.00	06/07/01
03/15/00	40,000	Federal Home Loan MTG.	5.00	09/17/01
03/10/00	40,000	Federal National MTG Assoc.	5.00	09/17/01
02/09/00	40,000	Sudent Loan Marketing	5.00	08/23/01

Last Updated on 08/29/2000
By Karen Lang